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Growth/Value Fund                                      Shareholder Inquiries:
Aggressive Growth Fund                                  Forum Financial Corp.
Intermediate Bond Fund                                  P.O. Box 446
Kentucky Tax-Free Fund                                  Portland, Maine 04112
Money Market Fund                                       207-879-0001
                                                        800-811-8258
-------------------------------------------------------------------------------
                                                                October 17, 1996


Dear Shareholder:

We are pleased to present the August 31, 1996 annual report for the Trans Adviser Funds. This report includes the five funds: Growth/Value, Aggressive Growth, Intermediate Bond, Money Market and Kentucky Tax-Free Funds.

The stock market, as measured by the Standard & Poor's 500 Index, performed well over our first fiscal year, but masked several inconsistent counter-trends. The technology sector reached a peak in the final three months of 1995 and subsequently entered into a six-month down-draft period. The good news is that, for Growth/Value and Aggressive Growth Funds, this afforded us the opportunity of building our technology positions at valuations that were substantially discounted from 1995 highs. The bad news, however, is many of these technology issues either stayed depressed or got even cheaper during this interval. Happily, trends in the past three to four months are much improved and appear to validate our decision to maintain a meaningful presence in the growth-oriented technology sector. The second observation is that smaller stock indices such as the Russell 2000 Index and the Wilshire Small Cap Index, significantly trailed the S&P 500 as well as the Dow Jones Industrial Average. We take some comfort that the performance of Growth/Value and Aggressive Growth was positive in comparison to these other indices.

The municipal market experienced significant volatility during the Funds' fiscal year. First, the market experienced a wide rate swing (120 basis points plus a zigzag movement); second, there was much talk of a flat tax; and third, the lack of supply, then the tremendous supply, and again the lack of supply within the municipal market. Most of the year, however, the municipal market's performance was better than that of the taxable market, especially on the shorter maturities. For example, rates on the 30-year Government bond first fell by more than 50 basis points, then rose by more than 100 basis points to 6.95%, before finally settling to 7.12% at the end of the period. Intermediate Bond, Money Market, and Kentucky Tax-Free Funds performed in line with representative benchmarks and are described in more detail later in this report.

We take great pride in the Trans Adviser Funds' first year of operations. In a short period of one year, we have grown to the $130 million level, confirming our original vision that there is a broad-based appeal for funds managed locally that employ our investment style and experience. We are further encouraged that the Funds will enjoy continued growth as a broader network of investors become informed about our investment approach and capabilities.

If you have any questions or would like additional information about the Trans Adviser Funds, please call 800-811-8258. Thank you for choosing to invest with the Trans Adviser Funds.

/s/GORDON B. DAVIDSON                                   /s/THOMAS A. TRANTUM
---------------------                                   --------------------
GORDON B. DAVIDSON                                      THOMAS A. TRANTUM
Chairman of the Board                                   President

GROWTH/VALUE FUND           MANAGED BY: FRANK MASTRAPASQUA AND THOMAS A. TRANTUM

From inception of the Trans Adviser Growth/Value Equity Fund on September 29, 1995 through August 31, 1996, the Net Asset Value before any applicable sales charges rose 11.8% compared with the S&P 500 gain of 13.9%. Including all sales charges, the Fund rose just 6.8%. The positive but somewhat disappointing relative performance should be viewed from the following three perspectives.

First, the mainstay focus of the Fund throughout the period was in the health care, medical and drug sectors. This focus provided the Fund with good earnings visibility, growth characteristics, and reasonable stock valuations. These three related sectors had a combined concentration level of between 25% and 30% of the entire portfolio throughout the period.

Second, excessive valuations and less confidence in underlying demand caused a retrenchment in the technology sector during the final three months of 1995. As we entered the opening months of 1996, your Fund managers began to accumulate what they believed to be quality, high growth technology shares at prices that were significantly off their high points reached in 1995. Unfortunately, the technology recession extended not only through the spring of 1996, but lasted well into the summer months before confidence in these issues began to return. Within our normal three to five year investment timeframe, we remain confident that our participation in the technology sector will prove to be "well worth the weight." In fact, we have already witnessed the return to popularity of many issues we purchased earlier this year.

Third, in the second half of the fiscal year, we have focused on building up meaningful positions in the oil service sector, which we feel is being stimulated by new discovery technologies, limited capacity, continuing good demand, and recent price increases that have been holding well above levels assumed in consensus earnings models. We also believe the oil service sector may provide above average potential returns in the next several years while continuing to exhibit desirable defensive characteristics.

In summary, core holdings in medical/health care have provided good current risk adjusted valuation performance, while technology and, to a lesser extent, the oil service sector have represented a bit of a drag on near term performance. In recent months, however, the oil service sector seems to be reaching the performance levels that we initially envisioned.
--------------------------------------------------------------------------------
              COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
        TRANS ADVISER GROWTH/VALUE FUND VS. STANDARD & POOR'S 500 INDEX
--------------------------------------------------------------------------------
    The following chart reflects a comparison of a change in value of a $10,000 investment in the Fund, including reinvested dividends and distributions, and the performance of the Index. The Index excludes the effect of any fees or sales charges. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                            TRANS ADVISER GROWTH/VALUE    STANDARD & POOR'S 500 INDEX
09/29/95                                                         $9,550                        $10,000
10/31/95                                                         $9,388                         $9,964
11/30/95                                                         $9,971                        $10,401
12/31/95                                                        $10,047                        $10,602
01/31/96                                                        $10,410                        $10,963
02/29/96                                                        $10,831                        $11,065
03/31/96                                                        $10,936                        $11,171
04/30/96                                                        $11,327                        $11,335
05/31/96                                                        $11,413                        $11,626
06/30/96                                                        $11,041                        $11,671
07/31/96                                                        $10,220                        $11,156
08/31/96                                                        $10,677                        $11,391
Value on 8/31/96
Trans Advise Growth/Value Fund $10,677
Standard & Poor...s 500 Index $11,391
Average Annual Total Return
                                             Since Inception on 9/29/95
Trans Advise Growth/Value Fund                                    6.77%
Standard & Poor...s 500 Index                                    13.91%

                                       2               TRANS ADVISER FUNDS, INC.

AGGRESSIVE GROWTH FUND      MANAGED BY: FRANK MASTRAPASQUA AND THOMAS A. TRANTUM

From inception of the Trans Adviser Aggressive Growth Fund on September 29, 1995 through August 31, 1996, the Net Asset Value before any applicable sales charges rose 9.5% compared with the NASDAQ Composite Index gain of 9.8%. Including all sales charges, the Fund rose just 4.6%. A couple of factors should be noted in this record.

First, while the overall sector strategy pursued in Aggressive Growth Fund was similar to the strategy employed with the Growth/Value Fund, the technology sector was given a greater weighting in Aggressive Fund than was the medical/health care area. Since technology underwent a deeper-than-anticipated market disfavor, Aggressive Fund's performance lagged that of both the market as well as Growth/Value Fund.

Second, Aggressive Growth by design is composed of smaller capitalization stocks which can elevate the Fund's growth prospects but also can raise the Fund's risk profile. During the period, smaller stock indices, such as the Russell 2000 Index and the Wilshire Small Cap Index, significantly trailed the S&P 500. We remain confident that over the long term (three to five years) the higher risks can be adequately rewarded through compensatory returns.

--------------------------------------------------------------------------------
              COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
             TRANS ADVISER AGGRESSIVE GROWTH FUND VS. NASDAQ INDEX
--------------------------------------------------------------------------------
    The following chart reflects a comparison of a change in value of a $10,000 investment in the Fund, including reinvested dividends and distributions, and the performance of the Index. The Index excludes the effect of any fees or sales charges. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         TRANS ADVISER AGGRESSIVE GROWTH FUND      NASDAQ INDEX
9/29/95                                                                  $9,550           $10,000
10/31/95                                                                 $9,044            $9,930
11/30/95                                                                 $9,578           $10,157
12/31/95                                                                 $9,502           $10,097
1/31/96                                                                  $9,473           $10,174
2/29/96                                                                 $10,065           $10,567
3/31/96                                                                 $10,352           $10,580
4/30/96                                                                 $11,394           $11,438
5/31/96                                                                 $11,365           $11,948
6/30/96                                                                 $10,706           $11,390
7/31/96                                                                  $9,808           $10,387
8/31/96                                                                 $10,457           $10,974
Value on 8/31/96
Trans Advise Aggressive Growth Fund                                                       $10,457
NASDAQ Index                                                            $10,976
Average Annual Total Return
                                                     Since Inception on 9/29/95
Trans Advise Aggressive Growth Fund                                                         4.57%
NASDAQ Index                                                                                9.76%

                                       3               TRANS ADVISER FUNDS, INC.

INTERMEDIATE BOND FUND                          MANAGED BY: MARSHALL E. COX, JR.

From inception of the Intermediate Bond Fund on October 3, 1995 through August 31, 1996 the Net Asset Value before any applicable sales charges rose 3.2% compared with the Lehman Brothers Intermediate Govt./Corp. Index gain of 3.7%. Including all sales charges, the Fund lost 1.41%. The relative performance should be viewed from the following perspectives.

The Fund's fiscal year witnessed huge volatility, as measured by the 30-year Government bond. Rates on the 30-year Government bond first fell by more than 50 basis points, and then rose by more than 100 basis points to 6.95%, before finally recovering to 7.12% at the end of the period.

The Fund continues to attract assets and remains well positioned to participate in a rallying bond market with an average duration of 4.4 years and an average maturity of 6.45 years, as of the end of the period. The Fund's securities currently are of very high quality, being comprised of 42% US government securities with only 11% of the Fund's securities rated BBB. The Fund also remains well diversified among 46 issues with consumer and commercial finance, banking, insurance, electric, telephone, natural gas and pipeline, retail and industrial consumer, oil, metals and chemicals all represented.

--------------------------------------------------------------------------------
              COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     TRANS ADVISER INTERMEDIATE BOND FUND VS. LEHMAN BROTHERS INTERMEDIATE
                           GOVERNMENT/CORPORATE INDEX
--------------------------------------------------------------------------------
    The following chart reflects a comparison of a change in value of a $10,000 investment in the Fund, including reinvested dividends and distributions, and the performance of the Index. The Index excludes the effect of any fees or sales charges. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                          TRANS ADVISER INTERMEDIATE BOND FUND    LEHMAN INTERMEDIATE GOVT./CORP. INDEX
10/03/95                                                                 $9,550                                  $10,000
10/31/95                                                                 $9,599                                  $10,111
11/30/95                                                                 $9,701                                  $10,243
12/31/95                                                                 $9,782                                  $10,351
01/31/96                                                                 $9,873                                  $10,440
02/29/96                                                                 $9,779                                  $10,318
03/31/96                                                                 $9,756                                  $10,265
04/30/96                                                                 $9,709                                  $10,229
05/31/96                                                                 $9,725                                  $10,221
06/30/96                                                                 $9,842                                  $10,329
07/31/96                                                                 $9,865                                  $10,360
08/31/96                                                                 $9,859                                  $10,369
Value on 8/31/96
Trans Advise Intermediate Bond Fund
Lehman IntermediateGovt./Corp. Index
Average Annual Total Return
                                                     Since Inception on 10/3/95
Trans Advise Intermediate Bond Fund                                                                               -1.41%
Lehman IntermediateGovt./Corp. Index                                                                               3.69%

                                       4               TRANS ADVISER FUNDS, INC.

KENTUCKY TAX-FREE FUND                          MANAGED BY: MARSHALL E. COX, JR.

From inception of the Kentucky Tax-Free Fund on September 27, 1995 through August 31, 1996 the Net Asset Value before any applicable sales charges rose 5.8% compared with the Lehman Brothers Municipal Index gain of 4.6%. Including all sales charges, the Fund rose just 1.0%. The relative performance should be viewed from the following perspectives.

The municipal market in Kentucky experienced significant volatility during the Fund's fiscal year. First, the market experienced a wide rate swing (120 basis points plus a zigzag movement); second, there was much talk of a flat tax; and third, the lack of supply, then the tremendous supply, and again the lack of supply within the municipal market. Most of the year, however, the municipal market's performance was better than that of the taxable market, as measured by the 30-year Government bond.

Also contributing to the Fund's performance was the fact that the quality of the Fund's securities is up significantly, with 91% of the securities rated A or better. In addition, duration has been shortened substantially to 5.5 years, with an average maturity of 7.9 years. This selective shortening of the duration dramatically improved the convexity of the Fund (the concept that measures sensitivity of the market price to changes in the interest rate levels). The result is that in an improving municipal market, the Fund may perform well without having a substantial number of bonds called away and in a deteriorating market, the losses can be limited because of the much shorter duration and maturity. We feel the limited duration and better convexity, along with the very high quality of the Fund's securities, will position this Fund more conservatively while not sacrificing yield.

--------------------------------------------------------------------------------
              COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
        TRANS ADVISER KENTUCKY TAX-FREE FUND VS. LEHMAN MUNICIPAL INDEX
--------------------------------------------------------------------------------
    The following chart reflects a comparison of a change in value of a $10,000 investment in the Fund, including reinvested dividends and distributions, and the performance of the Index. The Index excludes the effect of any fees or sales charges. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                        TRANS ADVISER KENTUCKY TAX-FREE FUND    LEHMAN MUNICIPAL INDEX
9/27/95                                                                $9,550                    $10,000
10/31/95                                                               $9,800                    $10,145
11/30/95                                                               $9,986                    $10,313
12/31/95                                                              $10,109                    $10,412
1/31/96                                                               $10,175                    $10,492
2/29/96                                                               $10,101                    $10,420
3/31/96                                                                $9,979                    $10,287
4/30/96                                                                $9,963                    $10,258
5/31/96                                                                $9,962                    $10,254
6/30/96                                                                $9,944                    $10,366
7/31/96                                                               $10,109                    $10,459
8/31/96                                                               $10,104                    $10,457
Value on 8/31/96
Trans Advise Kentucky Tax-Free Fund                                   $10,104
Lehman Municipal Index                                                $10,457
Average Annual Total Return
                                                   Since Inception on 9/27/95
Trans Advise Kentucky Tax-Free Fund                                                                1.04%
Lehman Municipal Index                                                                             4.57%

                                       5               TRANS ADVISER FUNDS, INC.

GROWTH/VALUE FUND
SCHEDULE OF INVESTMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

                        SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ---------------------------------  -------------
COMMON STOCK (95.2%):
AMUSEMENT & RECREATION SERVICES (3.3%):
    10,000  Harrah's Entertainment, Inc.*....  $     190,000
    10,000  Promus Hotel Corporation*........        301,250
                                               -------------
                                                     491,250
                                               -------------
AUTOMOTIVE DEALERS & GASOLINE SERVICE STATIONS (1.4%):
     7,500  Autozone, Inc.*..................        204,375
                                               -------------
BUSINESS SERVICES (7.1%):
    20,000  ADT Ltd.*........................        392,500
     6,000  Oracle Corporation*..............        211,500
    10,000  SCB Computer Technology, Inc.*...        192,500
     5,000  Sun Microsystems, Inc.*..........        271,875
                                               -------------
                                                   1,068,375
                                               -------------
CHEMICALS & ALLIED PRODUCTS (7.6%):
     4,000  Bristol-Myers Squibb Company.....        351,000
     6,000  Merck & Company, Inc. ...........        393,750
     7,000  Schering-Plough Corporation......        391,125
                                               -------------
                                                   1,135,875
                                               -------------
COMMUNICATIONS (1.0%):
    10,000  Tele-Communications, Inc.*.......        148,750
                                               -------------
DEPOSITORY INSTITUTIONS (4.9%):
    10,000  Carolina First Corporation.......        188,750
    10,000  MBNA Corporation.................        303,750
    10,000  Signet Banking Corporation.......        241,250
                                               -------------
                                                     733,750
                                               -------------
EATING & DRINKING PLACES (3.5%):
     7,500  McDonald's Corporation...........        347,812
    20,000  Shoney's, Inc.*..................        182,500
                                               -------------
                                                     530,312
                                               -------------
ELECTRIC, GAS, & SANITARY SERVICES (2.9%):
    10,000  Sonat, Inc. .....................        441,250
                                               -------------
ELECTRONIC & OTHER ELECTRICAL EQUIPMENT &
  COMPONENTS, EXCEPT COMPUTER EQUIPMENT (1.2%):
     5,000  Novellus Systems, Inc.*..........        188,750
                                               -------------
FOOD STORES (2.1%):
     7,500  Kroger Company*..................        317,813
                                               -------------
FOOD & KINDRED PRODUCTS (0.4%):
    15,000  Monterey Pasta Company*..........         67,500
                                               -------------
GENERAL MERCHANDISE STORES (1.8%):
     6,000  Sears, Roebuck and Company.......        264,000
                                               -------------

                        SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ---------------------------------  -------------
HEALTH SERVICES (9.6%):
    10,000  Beverly Enterprises*.............  $     102,500
     5,000  Columbia HCA Healthcare
              Corporation....................        281,875
     2,345  Healthsouth Rehabilitation
              Corporation*...................         75,919
    10,000  Living Centers of America,
              Inc.*..........................        267,500
     1,000  Quorum Health Group, Inc.*.......         25,250
    15,000  Tenet Healthcare Corporation*....        315,000
    12,000  Vencor, Inc.*....................        376,500
                                               -------------
                                                   1,444,544
                                               -------------
INDUSTRIAL & COMMERCIAL MACHINERY & COMPUTER
  EQUIPMENT (13.4%):
    10,000  Hewlett-Packard Company..........        437,500
     5,000  International Business Machines
              Corporation....................        571,875
    10,000  Lam Research Corporation*........        236,250
     5,000  Seagate Technology, Inc.*........        240,000
    15,000  Western Digital Corporation*.....        526,875
                                               -------------
                                                   2,012,500
                                               -------------
MEASURING, ANALYZING, & CONTROLLING INSTRUMENTS;
  PHOTOGRAPHIC, MEDICAL & OPTICAL GOODS (1.8%):
    10,000  Tech-Sym Corporation*............        277,500
                                               -------------
MISCELLANEOUS RETAIL (3.6%):
     6,000  Friedman's, Inc. Class A*........        126,000
    10,000  Melville Corporation.............        422,500
                                               -------------
                                                     548,500
                                               -------------
MOTION PICTURES (0.8%):
     2,000  The Walt Disney Company..........        114,000
                                               -------------
NONDEPOSITORY CREDIT INSTITUTIONS (3.5%):
     5,000  American Express Company.........        218,750
    10,000  Capital One Financial
              Corporation....................        301,250
                                               -------------
                                                     520,000
                                               -------------
OIL & GAS EXTRACTION (5.4%):
    10,000  Nuevo Energy Company*............        373,750
     6,500  Pride Petroleum Services, Inc.*..         93,438
     4,000  Schlumberger, Ltd. ..............        337,500
                                               -------------
                                                     804,688
                                               -------------
PHARMACEUTICAL PREPARATIONS (3.2%):
     8,000  American Home Products
              Corporation....................        474,000
                                               -------------

See notes to financial statements.     6               TRANS ADVISER FUNDS, INC.

GROWTH/VALUE FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

                        SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ---------------------------------  -------------
TRANSPORTATION EQUIPMENT (1.5%):
     2,500  Boeing Company...................  $     226,250
                                               -------------
TRANSPORTATION SERVICES (1.3%):
    15,000  United Transnet, Inc.*...........        195,000
                                               -------------
TRANSPORTATION BY AIR (1.5%):
    10,000  Southwest Airlines Company.......        228,750
                                               -------------
WATER TRANSPORTATION (2.6%):
    10,000  Tidewater, Inc. .................        383,750
                                               -------------
WHOLESALE TRADE--DURABLE GOODS (8.6%):
     6,000  Arrow Electronics Inc.*..........        273,750
     4,000  Avnet, Inc. .....................        187,000
     5,000  Lockheed Martin Corporation......        420,625
    15,000  Sybron International
              Corporation-Wisconsin*.........        412,500
                                               -------------
                                                   1,293,875
                                               -------------
                        SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ---------------------------------  -------------
WHOLESALE TRADE--NONDURABLE GOODS (1.2%):
     5,000  Safeway, Inc.*...................  $     181,250
                                               -------------
Total Common Stock
  (cost $14,053,526).........................     14,296,607
                                               -------------
SHORT-TERM HOLDINGS (4.8%):
    16,152  1784 U.S. Treasury Money Market
              Fund...........................         16,152
   711,813  Forum Daily Assets Treasury
              Fund...........................        711,813
                                               -------------
Total Short-Term Holdings
  (cost $727,965)............................        727,965
                                               -------------
Total Investments (100.0%)
  (cost $14,781,491).........................  $  15,024,572
                                               -------------
                                               -------------

*Non-income producing security.

See notes to financial statements.     7               TRANS ADVISER FUNDS, INC.

AGGRESSIVE GROWTH FUND
SCHEDULE OF INVESTMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

                         SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ----------------------------------  ------------
COMMON STOCK (98.9%):
AMUSEMENT & RECREATION SERVICES (3.8%):
     5,000  Harrah's Entertainment, Inc.*.....  $     95,000
     5,000  Promus Hotel Corporation*.........       150,625
                                                ------------
                                                     245,625
                                                ------------
AUTOMOTIVE DEALERS & GASOLINE SERVICE
  STATIONS (1.9%):
    10,000  Rush Enterprises, Inc.*...........       125,000
                                                ------------
BUSINESS SERVICES (12.1%):
    10,000  ADT Ltd.*.........................       196,250
    10,000  Cerplex Group*....................        68,750
     5,000  Oracle Corporation*...............       176,250
     9,500  SCB Computer Technology, Inc.*....       182,875
     3,000  Sun Microsystems, Inc.*...........       163,125
                                                ------------
                                                     787,250
                                                ------------
CHEMICALS & ALLIED PRODUCTS (1.6%):
    10,000  NABI, Inc.*.......................       106,250
                                                ------------
COMMUNICATIONS (1.1%):
     5,000  Mobile Telecommunication Tech
              Corp*...........................        69,375
                                                ------------
DEPOSITORY INSTITUTIONS (2.9%):
    10,000  Carolina First Corporation........       188,750
                                                ------------
EATING & DRINKING PLACES (4.9%):
     6,000  Quality Dining, Inc.*.............       176,250
    16,000  Shoney's, Inc.*...................       146,000
                                                ------------
                                                     322,250
                                                ------------
ELECTRONIC & OTHER ELECTRICAL EQUIPMENT &
  COMPONENTS, EXCEPT COMPUTER EQUIPMENT (2.3%):
     4,000  Novellus Systems, Inc.*...........       151,000
                                                ------------
FOOD STORES (2.3%):
     3,500  Kroger Company*...................       148,312
                                                ------------
FOOD & KINDRED PRODUCTS (0.7%):
    10,000  Monterey Pasta Company*...........        45,000
                                                ------------
GENERAL MERCHANDISE STORES (1.2%):
     2,000  Consolidated Stores
              Corporation*....................        76,000
                                                ------------
HEALTH SERVICES (11.9%):
     7,500  Living Centers of America, Inc.*..       200,625
     2,000  Quorum Health Group, Inc.*........        50,500
    10,000  Tenet Healthcare Corporation*.....       210,000

                         SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ----------------------------------  ------------
HEALTH SERVICES, CONTINUED:
    10,000  Vencor, Inc.*.....................  $    313,750
                                                ------------
                                                     774,875
                                                ------------
HOLDING & OTHER INVESTMENT OFFICES (0.5%):
     1,000  Felcor Suite Hotels, Inc. ........        30,500
                                                ------------
HOME FURNITURE, FURNISHINGS, & EQUIPMENT
  STORES (1.2%):
     5,000  Movie Gallery, Inc.*..............        76,250
                                                ------------
INDUSTRIAL & COMMERCIAL MACHINERY & COMPUTER
  EQUIPMENT (14.4%):
     4,000  Hewlett-Packard Company...........       175,000
     8,000  Lam Research Corporation*.........       189,000
    15,000  Smart Modular Technologies*.......       225,000
    10,000  Western Digital Corporation*......       351,250
                                                ------------
                                                     940,250
                                                ------------
MEASURING, ANALYZING, & CONTROLLING INSTRUMENTS;
  PHOTOGRAPHIC, MEDICAL & OPTICAL GOODS (2.5%):
     6,000  Tech-Sym Corporation*.............       166,500
                                                ------------
MISCELLANEOUS RETAIL (3.5%):
     6,000  Friedman's, Inc. Class A*.........       126,000
     2,500  Melville Corporation..............       105,625
                                                ------------
                                                     231,625
                                                ------------
NONDEPOSITORY CREDIT INSTITUTIONS (4.6%):
     6,000  Capital One Financial
              Corporation.....................       180,750
     5,000  Olympic Financial, Ltd.*..........       122,500
                                                ------------
                                                     303,250
                                                ------------
OIL & GAS EXTRACTION (7.9%):
     8,000  Nuevo Energy Company*.............       299,000
    15,000  Pride Petroleum Services, Inc.*...       215,625
                                                ------------
                                                     514,625
                                                ------------
TRANSPORTATION SERVICES (5.1%):
    10,000  Simon Transportation Services*....       137,500
    15,000  United Transnet, Inc.*............       195,000
                                                ------------
                                                     332,500
                                                ------------
TRANSPORTATION BY AIR (2.5%):
     5,000  Southwest Airlines Company........       114,375
     5,000  Western Pacific Airlines, Inc.*...        50,625
                                                ------------
                                                     165,000
                                                ------------
WATER TRANSPORTATION (3.5%):
     6,000  Tidewater, Inc. ..................       230,250
                                                ------------

See notes to financial statements.     8               TRANS ADVISER FUNDS, INC.

AGGRESSIVE GROWTH FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

                         SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ----------------------------------  ------------
WHOLESALE TRADE--DURABLE GOODS (2.1%):
     5,000  Sybron International
              Corporation-Wisconsin*..........  $    137,500
                                                ------------
WHOLESALE TRADE--NONDURABLE GOODS (4.4%):
     7,500  AmeriSource Health Corporation*...       285,938
                                                ------------
Total Common Stock
  (cost $6,393,306)...........................     6,453,875
                                                ------------
                         SECURITY
  SHARES               DESCRIPTION                 VALUE
----------  ----------------------------------  ------------

SHORT-TERM HOLDINGS (1.1%)
       576  1784 U.S. Treasury Money Market
              Fund............................  $        576
    72,947  Forum Daily Assets Treasury
              Fund............................        72,947
                                                ------------
Total Short-Term Holdings
  (cost $73,523)..............................        73,523
                                                ------------
Total Investments (100.0%)
  (cost $6,466,829)...........................  $  6,527,398
                                                ------------
                                                ------------

*Non-income producing security.

See notes to financial statements.     9               TRANS ADVISER FUNDS, INC.

INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
COLLATERALIZED MORTGAGE OBLIGATIONS (7.9%):
$    290,038  Federal Home Loan Mortgage
                Corporation, Series 1072,
                Class G, 7.00%, due
                5/15/06......................  $     289,228
     800,000  Federal Home Loan Mortgage
                Corporation, Series 1720,
                Class E, 7.50% due
                12/15/09.....................        797,647
                                               -------------
Total Collateralized Mortgage Obligations
  (cost $1,118,738)..........................      1,086,875
                                               -------------
FIXED RATE BONDS--CORPORATE (55.4%):
     686,000  Alabama Power Company, 8.30%,
                due 7/1/22...................        684,720
     400,000  Anheuser-Busch Companies,
                7.00%, due 9/1/05............        388,401
     178,000  Anheuser-Busch Companies,
                8.75%, due 12/1/99...........        187,100
     169,000  Associates Corporation of North
                America, 6.00%, due
                3/15/00......................        164,005
     250,000  B.P. America, 6.50%, due
                12/15/99.....................        245,774
      50,000  Berkley W.R. Corporation,
                9.875%, due 5/15/08..........         57,698
     190,000  The Chase Manhattan
                Corporation, 8.00%, due
                5/15/04......................        191,230
     115,000  Citicorp, 10.75%, due
                12/15/15.....................        118,364
     146,000  Citicorp, 10.50%, due 2/1/16...        149,355
     140,000  Commonwealth Edison Company,
                9.50%, due 5/1/16............        146,775
     160,000  Florida Power & Light Company,
                8.00%, due 8/25/22...........        156,388
     100,000  Ford Motor Credit Company,
                5.83%, due 6/29/98...........         98,648
     160,000  Ford Motor Credit Company,
                7.50%, due 1/15/03...........        161,039
     160,000  GTE of Southeast Corporation,
                8.00%, due 12/1/01...........        160,812

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE BONDS--CORPORATE, CONTINUED:
$    130,000  General Electric Capital
                Corporation, 6.66%, due
                5/1/18.......................  $     128,744
      69,000  Georgia Power Company First
                Mortgage Bonds, 7.95%, due
                2/1/23.......................         67,860
     250,000  Greyhound Financial
                Corporation, 7.82%, due
                1/27/03......................        253,009
     250,000  IBM Credit Corporation, 6.20%,
                due 3/19/01..................        239,773
     300,000  Inco, Ltd., 9.60%, due
                6/15/22......................        317,897
     120,000  Jersey Central Power & Light
                Company, 9.20%, due 7/1/21...        128,346
      46,000  Kaiser Permanente, 9.55%, due
                7/15/05......................         52,472
      56,000  Kraft, Inc., 8.50%, due
                2/15/17......................         56,264
     200,000  Michigan Bell Telephone
                Company, 6.375%, due
                2/1/05.......................        188,882
     175,000  Pacific Gas & Electric Company,
                6.625%, due 6/1/00...........        170,867
     439,000  Pennsylvania Power & Light
                Company, 9.25%, due
                10/1/19......................        468,786
     120,000  Public Service Electric & Gas
                Company, 8.75%, due
                11/1/21......................        128,669
     165,000  Questar Pipeline, 9.375%, due
                6/1/21.......................        180,413
      70,000  Rohm & Haas Company, 9.80%, due
                4/15/20......................         83,520
      50,000  Sara Lee Corporation, 8.75%,
                due 5/15/16..................         51,814
     675,000  Shopko Stores, 9.25%, due
                3/15/22......................        693,309
     200,000  Southern California Edison,
                7.375%, due 12/15/03.........        203,407
      85,000  Southwestern Public Service
                Company, 8.20%, due
                12/1/22......................         86,728

See notes to financial statements.     10              TRANS ADVISER FUNDS, INC.

INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE BONDS--CORPORATE, CONTINUED:
$    199,000  TJX Companies, Inc., 9.50%, due
                5/2/16.......................  $     206,408
      68,000  U.S. Leasing International,
                6.625%, due 5/15/03..........         65,228
     130,000  Union Electric Company, 8.00%,
                due 12/15/22.................        128,740
     500,000  Union Oil of California
                Corporation, 6.70%, due
                10/15/07.....................        463,422
     250,000  Washington Gas Light Company,
                6.50%, due 1/14/97...........        250,778
      65,000  Wisconsin Electric Power,
                7.75%, due 1/15/23...........         63,377
                                               -------------
Total Fixed Rate Bonds--Corporate
  (cost $7,817,554)..........................      7,589,022
                                               -------------
FIXED RATE NOTES--AGENCY (7.1%):
     500,000  Federal Home Loan Bank, 6.62%,
                due 12/6/00..................        487,668
     150,000  Federal National Mortgage
                Association, 6.17%, due
                12/2/03......................        141,364
     265,000  Tennessee Valley Authority,
                6.875%, due 1/15/02..........        261,356
      50,000  Tennessee Valley Authority,
                6.875%, due 8/1/02...........         49,128
      30,000  Tennessee Valley Authority,
                8.05%, due 7/15/24...........         29,261
                                               -------------
Total Fixed Rate Notes--Agency
  (cost $998,362)............................        968,777
                                               -------------
    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------

REPURCHASE AGREEMENTS (15.3%):
$  2,101,575  The First Boston Corporation,
                5.30%, due 9/3/96, to be
                repurchased at 2,102,813
                (collateralized by
                $16,050,000 Federal National
                Mortgage Association, pool
                #339017, 6.092%, due
                12/1/35).....................  $   2,101,575
                                               -------------
Total Repurchase Agreements
  (cost $2,101,575)..........................      2,101,575
                                               -------------
TREASURY NOTES (14.2%):
   2,000,000  U.S. Treasury Notes, 6.50%, due
                8/15/05......................      1,943,750
                                               -------------
Total Treasury Notes
  (cost $1,986,601)..........................      1,943,750
                                               -------------
SHORT-TERM HOLDINGS (0.1%):
       5,006  1784 U.S. Treasury Money Market
                Fund.........................          5,006
                                               -------------
Total Short-Term Holdings
  (cost $5,006)..............................          5,006
                                               -------------
Total Investments (100.0%)
  (cost $14,027,836).........................  $  13,695,005
                                               -------------
                                               -------------

See notes to financial statements.     11              TRANS ADVISER FUNDS, INC.

KENTUCKY TAX-FREE FUND
SCHEDULE OF INVESTMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
MUNICIPAL BONDS (100.0%):
AIRPORT REVENUE (5.0%):
$    750,000  Kenton County, KY, Airport
                Revenue Bonds, MBIA insured,
                5.75%, due
                3/1/13.......................  $     733,125
      50,000  Lexington-Fayette Urban County
                Airport Corporation, KY,
                First Mortgage Revenue Bonds,
                7.75%, due 4/1/08............         53,937
                                               -------------
                                                     787,062
                                               -------------
ECONOMIC DEVELOPMENT REVENUE (15.3%):
     100,000  Covington, KY, Municipal
                Properties Corporation
                Revenue Bonds, Series A,
                8.25%, due 8/1/10,
                prerefunded 8/1/98 at 103....        109,875
     490,000  Jefferson County, KY, Capital
                Projects Corporation Revenue
                Bonds, Series A, 5.65%, due
                8/15/03......................        508,987
     100,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #26 Second
                Series, 7.10%, due 12/1/97...        103,500
     110,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #27, 7.10%,
                due 5/1/06, prerefunded
                11/1/96
                at 102.......................        112,773
      50,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #27, 7.10%,
                due 5/1/08, prerefunded
                11/1/96
                at 102.......................         51,260
     100,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #30 Fifth
                Series, 7.00%, due 12/1/96...        100,792

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
ECONOMIC DEVELOPMENT REVENUE, CONTINUED:
$     70,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #32 Third
                Series, 6.50%, due 12/1/99...  $      73,762
      65,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #51, escrowed
                to maturity, 6.00%, due
                8/1/97.......................         66,159
     455,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #51, escrowed
                to maturity, 6.30%, due
                8/1/01.......................        482,869
     100,000  Kentucky State Property &
                Buildings Commission Revenue
                Bonds, Project #52, 6.50%,
                due 8/1/11, prerefunded
                8/1/01 at 102................        109,125
     425,000  Kentucky State Turnpike
                Authority, Economic
                Development Revenue Bonds,
                Revitalization Projects,
                escrowed to maturity, 7.00%,
                due 5/15/99..................        452,094
     200,000  Kentucky State Turnpike
                Authority, Economic
                Development Revenue Bonds,
                7.25%, due 5/15/10,
                prerefunded 5/15/00 at
                101.50.......................        219,750
                                               -------------
                                                   2,390,946
                                               -------------
EDUCATION FACILITIES REVENUE (19.9%):
     350,000  Fayette County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, Series C, 5.25%, due
                10/1/09......................        334,687

See notes to financial statements.     12              TRANS ADVISER FUNDS, INC.

KENTUCKY TAX-FREE FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
EDUCATION FACILITIES REVENUE, CONTINUED:
$    365,000  Fayette County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, Series C, 5.25%, due
                10/1/10......................  $     346,750
     200,000  Hopkins County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, 5.70%, due 6/1/06.....        204,250
     495,000  Jefferson County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, Series A, 4.875%, due
                1/1/11.......................        449,831
     750,000  Jefferson County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, Series A, MBIA
                insured, 5.00%, due 2/1/07...        731,250
      70,000  Lexington-Fayette Urban County
                Government, KY, School
                Building Revenue Bonds,
                6.80%, due 10/1/01...........         76,300
     770,000  Pendleton County, KY, School
                District Finance Corporation,
                School Building Revenue
                Bonds, 5.05%, due 12/1/15....        685,300
     200,000  University of Louisville, KY,
                Revenue Bonds, Series H,
                5.875%, due 5/1/12...........        201,750
      70,000  University of Louisville, KY,
                Revenue Bonds, Series G,
                6.25%, due 5/1/99............         72,103
                                               -------------
                                                   3,102,221
                                               -------------
GENERAL OBLIGATION (1.8%):
     305,000  Fern Creek, KY, Fire Protection
                District, Holding Company,
                Inc., Revenue Bonds, Fire
                Station #2, 5.75%, due
                1/15/14......................        286,319
                                               -------------
    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
HEALTH CARE REVENUE (13.2%):
$    385,000  Jefferson County, KY, Hospital
                Revenue Bonds, NKC Hospitals,
                Inc. Project, MBIA insured,
                7.75%, due 10/1/14,
                prerefunded 10/01/97 at
                102..........................  $     407,492
   1,225,000  Kentucky Economic Development
                Finance Authority, Hospital
                Facilities Revenue Bonds,
                Society National Bank LOC,
                5.75%, due 11/1/05...........      1,211,219
     475,000  Kentucky Economic Development
                Finance Authority, Hospital
                Facilities Revenue Bonds,
                Baptist Healthcare System
                Project, MBIA insured, 5.00%,
                due 8/15/24..................        408,500
      40,000  McCracken County, KY, Revenue
                Bonds, Lourdes Hospital,
                Inc., 6.00%, due 11/1/12,
                prerefunded 11/1/96 at 100...         40,146
                                               -------------
                                                   2,067,357
                                               -------------
HOUSING REVENUE (6.6%):
     725,000  Boone County, KY, Public
                Properties Corporation
                Revenue Bonds, Sewer System
                Lease, 5.15%, due 12/1/12....        667,000
     270,000  Greater Kentucky Housing
                Assistance Corporation,
                Mortgage Revenue Bonds,
                FHA/Section 8 Assisted
                Project, Series A, MBIA/ FHA
                insured, 6.25%, due 7/1/22...        270,337
     100,000  Jefferson County, KY, Capital
                Projects Corporation Revenue
                Bonds, Series A, 0.00%
                (5.747% effective yield), due
                8/15/99......................         86,750
                                               -------------
                                                   1,024,087
                                               -------------

See notes to financial statements.     13              TRANS ADVISER FUNDS, INC.

KENTUCKY TAX-FREE FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
INDUSTRIAL DEVELOPMENT REVENUE (6.1%):
$    750,000  Clark County, KY, Industrial
                Building Revenue Bonds,
                Southern Wood Project, 7.00%,
                due 12/1/08+.................  $     746,250
     200,000  Wickliffe, KY, Industrial
                Building Revenue Bonds,
                Westvaco Corporation Project,
                7.00%, due 1/1/09............        199,956
                                               -------------
                                                     946,206
                                               -------------
JAIL FACILITIES REVENUE (0.7%):
     100,000  Kentucky Local Correctional
                Facilities Construction
                Authority Revenue Bonds,
                7.00%, due 11/1/14,
                prerefunded 11/1/97 at 102...        105,250
                                               -------------
OTHER REVENUE (6.1%):
     475,000  Kentucky Higher Education
                Student Loan Corporation,
                Insured Student Loan Revenue
                Bonds, Series B, 6.40%, due
                6/1/00.......................        503,500
     300,000  Lexington-Fayette Urban County,
                KY, Government Public
                Facilities Corporation
                Revenue Bonds, Recreation
                Project, 7.90%, due 7/1/06,
                prerefunded 7/1/97 at 102....        315,480
     120,000  Puerto Rico Public Buildings
                Authority Guaranteed Revenue
                Bonds, Series K, 6.875%, due
                7/1/21, prerefunded 7/1/02 at
                101.50.......................        134,400
                                               -------------
                                                     953,380
                                               -------------
POLLUTION CONTROL REVENUE (17.7%):
     450,000  Ashland, KY, Pollution Control
                Revenue Bonds, Ashland Oil,
                7.375%, due 7/1/09...........        483,750
     295,000  Ashland, KY, Solid Waste
                Revenue Bonds, Ashland Oil,
                Inc., Project, 7.20%, due
                10/1/20......................        310,488
    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
POLLUTION CONTROL REVENUE, CONTINUED:
$    235,000  Jefferson County, KY, Pollution
                Control Revenue Bonds,
                Louisville Gas & Electric
                Company Project A, 7.45%, due
                6/15/15......................  $     255,269
     100,000  Kentucky State Pollution
                Abatement & Water Reserve
                Finance Authority Revenue
                Bonds, Series A, escrowed to
                maturity, 7.40%, due
                8/1/02.......................        112,875
      50,000  Louisville & Jefferson County,
                KY, Metropolitan Sewer
                District, Sewer & Drain
                System Revenue Bonds, Series
                A, AMBAC insured, 6.50%, due
                5/15/00......................         52,938
     455,000  Meade County, KY, Pollution
                Control Revenue Bonds, Olin
                Corporation Project, 6.00%,
                due 7/1/07...................        457,707
     385,000  Trimble County, KY, Pollution
                Control Revenue Bonds, Series
                A, 7.625%, due 11/1/20,
                prerefunded 11/1/00 at 102...        430,719
     600,000  Trimble County, KY, Pollution
                Control Revenue Bonds, Series
                A, 7.625%, due 11/1/20.......        659,250
                                               -------------
                                                   2,762,996
                                               -------------
TRANSPORTATION REVENUE (6.1%):
     655,000  Kentucky State Turnpike
                Authority Resource Recovery
                Road Revenue Bonds, escrowed
                to maturity, 6.125%, due
                7/1/07.......................        674,650
     275,000  Kentucky State Turnpike
                Authority Resource Recovery
                Road Revenue Bonds, Series A,
                FGIC insured, 6.00%, due
                7/1/09.......................        275,405
                                               -------------
                                                     950,055
                                               -------------

See notes to financial statements.     14              TRANS ADVISER FUNDS, INC.

KENTUCKY TAX-FREE FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

    FACE                 SECURITY
   AMOUNT               DESCRIPTION                VALUE
------------  -------------------------------  -------------
UTILITIES REVENUE (1.5%):
$    200,000  Owensboro, KY, Electric Light &
                Power Revenue Bonds, Series
                A, 10.25%, due 1/1/09,
                prerefunded 1/1/00 at 102....  $     232,250
                                               -------------
Total Municipal Bonds
  (cost $15,867,871).........................     15,608,129
                                               -------------
Total Investments (100.0%)
  (cost $15,867,871).........................  $  15,608,129
                                               -------------
                                               -------------

+Securities that may be resold to
 "qualified institutional buyers"
 under rule 144a or securities offered
 pursuant to Section 4(2) of the
 Securities Act of 1933, as amended.
 These securities have been determined
 to be liquid under guidelines
 established by the Board of
 Directors.

See notes to financial statements.     15              TRANS ADVISER FUNDS, INC.

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
ASSET BACKED SECURITIES (0.4%):
$    274,424  Federal Home Loan Mortgage
                Corporation, 7.00%, due
                4/1/97.......................  $     275,191
                                               -------------
DISCOUNT NOTES--AGENCY (19.8%):
  15,015,000  Federal Home Loan Mortgage
                Corporation, 5.293% yield,
                9/5/96.......................     15,010,662
                                               -------------
FIXED RATE NOTES--AGENCY (4.2%):
     100,000  Federal Home Loan Bank, 4.75%,
                due 1/13/97..................         99,641
     100,000  Federal Home Loan Bank, 4.57%,
                due 2/3/97...................         99,492
     100,000  Federal Home Loan Bank, 4.80%,
                due 7/24/97..................         98,810
     100,000  Federal Home Loan Mortgage
                Corporation, 4.525%, due
                1/27/97......................         99,521
     220,000  Federal Land Bank, 7.95%, due
                10/21/96.....................        220,645
   1,100,000  Federal National Mortgage
                Association, 4.50%, due
                11/1/96......................      1,097,763
     400,000  Tennessee Valley Authority,
                8.25%, due 11/15/96..........        401,897
     230,000  Tennessee Valley Authority,
                4.60%, due 12/15/96..........        229,209
     861,000  Tennessee Valley Authority,
                6.00%, due 1/15/97...........        861,380
                                               -------------
Total Fixed Rate Notes--Agency...............      3,208,358
                                               -------------
FIXED RATE NOTES--CORPORATE (59.2%):
     175,000  AT&T Capital Corporation,
                7.66%, due 1/30/97...........        176,132
     355,000  American Express Credit
                Corporation, 7.875%, due
                12/1/96......................        356,681
   1,128,000  American Express Credit
                Corporation, 7.75%, due
                3/1/97.......................      1,138,977
      75,000  American General Finance
                Corporation, 7.15%, due
                5/15/97......................         75,568
      80,000  American Home Products
                Corporation, 6.875%, due
                4/15/97......................         80,322

                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE NOTES--CORPORATE, CONTINUED:
$    660,000  Associates Corporation of North
                America, 7.50%, due
                10/15/96.....................  $     661,211
     215,000  Associates Corporation of North
                America, 8.70%, due 1/1/97...        216,815
     395,000  Associates Corporation of North
                America, 6.875%, due
                1/15/97......................        396,372
      50,000  Associates Corporation of North
                America, 9.70%, due 5/1/97...         51,165
     290,000  Associates Corporation of North
                America, 8.625%, due
                6/15/97......................        295,124
   1,520,000  Bankers Trust New York
                Corporation, 7.25%, due
                11/1/96......................      1,523,248
     190,000  Bausch & Lomb, Inc., 6.80%, due
                12/12/96.....................        190,519
      50,000  Baxter International, Inc.,
                7.50%, due 5/1/97............         50,470
     985,000  CIGNA Corporation, 8.00%, due
                9/1/96.......................        985,000
     245,000  CIT Group Holdings, Inc.,
                8.00%, due 1/13/97...........        246,744
      90,000  CIT Group Holdings, Inc.,
                8.75%, due 7/1/97............         91,839
   2,000,000  CSX Transportation, Inc.,
                5.93%, due 6/1/97............      1,999,743
      75,000  Caterpillar Financial Services
                Corporation, 9.125%, due
                12/15/96.....................         75,642
     230,000  The Chase Manhattan
                Corporation, 7.875%, due
                1/15/97......................        231,566
     150,000  Chrysler Financial Corporation,
                4.99%, due 2/3/97............        149,431
     256,000  Citicorp, 8.75%, due 11/1/96...        257,153
     450,000  Commercial Credit Company,
                8.00%, due 9/1/96............        450,000
     250,000  Commercial Credit Company,
                6.75%, due 1/15/97...........        250,765
     500,000  Commercial Credit Company,
                8.125%, due 3/1/97...........        506,313

See notes to financial statements.     16              TRANS ADVISER FUNDS, INC.

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE NOTES--CORPORATE, CONTINUED:
$    100,000  Discover Credit, 7.98%, due
                4/7/97.......................  $     101,067
   1,929,000  Dupont Corporation, 8.45%, due
                10/15/96.....................      1,934,870
     250,000  Fireman's Federal Mortgage,
                8.25%, due 11/1/96...........        250,746
     531,000  First Union Corporation,
                8.125%, due 12/15/96.........        534,341
     195,000  Ford Holdings, Inc., 9.25%, due
                7/15/97......................        199,794
     503,000  Ford Motor Company, 7.875%, due
                10/15/96.....................        504,104
   1,007,000  Ford Motor Credit Company,
                8.00%, due 10/1/96...........      1,008,560
     324,000  Ford Motor Credit Company,
                8.00%, due 12/1/96...........        325,584
     450,000  Ford Motor Credit Company,
                7.875%, due 1/15/97..........        453,260
      25,000  Ford Motor Credit Company,
                5.625%, due 3/3/97...........         24,962
     132,000  Ford Motor Credit Company,
                6.80%, due 8/15/97...........        132,772
     500,000  General Electric Capital
                Corporation, 7.46%, due
                9/30/96......................        500,556
   1,345,000  General Electric Capital
                Corporation, 8.75%, due
                11/26/96.....................      1,353,619
     294,000  General Electric Capital
                Corporation, 8.00%, due
                2/1/97.......................        296,320
   1,319,000  General Motors Acceptance
                Corporation, 8.00%, due
                10/1/96......................      1,321,094
     500,000  General Motors Acceptance
                Corporation, 5.00%, due
                1/27/97......................        498,068
     400,000  General Motors Acceptance
                Corporation, 7.65%, due
                2/4/97.......................        403,086
     602,000  General Motors Corporation,
                7.625%, due 2/15/97..........        606,151
     545,000  Hospital Corporation of
                America, 9.00%, due
                3/15/97......................        553,258
                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE NOTES--CORPORATE, CONTINUED:
$    130,000  Household Finance Corporation,
                7.80%, due 11/1/96...........  $     130,423
      70,000  ITT Corporation, 7.25%, due
                11/15/96.....................         70,132
     560,000  International Lease Finance
                Corporation, 7.90%, due
                10/1/96......................        560,843
     440,000  International Lease Finance
                Corporation, 4.75%, due
                1/15/97......................        438,099
     500,000  International Lease Finance
                Corporation, 6.35%, due
                1/15/97......................        500,705
     100,000  International Lease Finance
                Corporation, 5.875%, due
                2/1/97.......................         99,909
     275,000  International Lease Finance
                Corporation, 5.50%, due
                4/1/97.......................        273,994
      75,000  John Deere Capital, 4.625%, due
                9/2/96.......................         75,000
      90,000  Lehman Brothers Holdings, Inc.,
                8.375%, due 4/1/97...........         91,155
     247,000  MGM Grand Hotels Financial
                Corporation, Defeased,
                11.75%, due 5/1/97...........        260,637
     200,000  MGM Grand Hotels Financial
                Corporation, Defeased,
                12.00%, due 5/1/97...........        217,831
      45,000  Merck & Company, Inc., 6.00%,
                due 1/15/97..................         44,989
   1,200,000  Morgan Stanley Group, Inc.,
                7.32%, due 1/15/97...........      1,206,451
     432,000  NationsBank Corporation, 8.50%
                due 11/1/96..................        433,784
     250,000  New Zealand Government, 8.25%,
                due 9/25/96..................        250,355
     100,000  Northern Illinois Gas, 5.50%,
                due 2/1/97...................         99,836
     700,000  Norwest Financial, Inc., 4.89%,
                due 11/15/96.................        698,820
     375,000  Norwest Financial, Inc., 7.10%,
                due 11/15/96.................        375,857
     130,000  Norwest Financial, Inc., 6.00%,
                due 8/15/97..................        129,701

See notes to financial statements.     17              TRANS ADVISER FUNDS, INC.

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS (continued)
AUGUST 31, 1996
--------------------------------------------------------------------------------

                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE NOTES--CORPORATE, CONTINUED:
$    110,000  Oklahoma Gas & Electric
                Company, 5.125%, due
                1/1/97.......................  $     109,700
     100,000  Paccar Financial Corporation,
                5.12%, due 3/10/97...........         99,575
     250,000  Pacific Gas & Electric Company,
                4.87%, due 12/9/96...........        249,350
     435,000  Pacific Northwest Bell
                Telephone Company, 7.50%, due
                12/1/96......................        436,644
     860,000  PepsiCo, Inc., 7.00%, due
                11/15/96.....................        861,837
      30,000  PepsiCo, Inc., 6.875%, due
                5/15/97......................         30,170
     600,000  Pfizer, Inc., 7.125%, due
                10/1/96......................        600,583
     834,000  Pfizer, Inc., 6.50%, due
                2/1/97.......................        836,057
   1,699,000  Philip Morris Companies, Inc.,
                8.75%, due 12/1/96...........      1,710,606
   1,335,000  Philip Morris Companies, Inc.,
                7.50%, due 3/17/97...........      1,345,398
      75,000  Philip Morris Companies, Inc.,
                9.75%, due 5/1/97............         76,750
     260,000  Philip Morris Companies, Inc.,
                8.75%, due 6/15/97...........        265,096
   2,666,000  Public Service Electric & Gas
                Company, 8.75%, due
                11/1/96......................      2,859,577
     170,000  Public Service Electric & Gas
                Company, 8.75%, due 2/1/97...        183,393
     250,000  Quaker Oats Company, 8.85%, due
                11/15/96.....................        251,257
     660,000  Quebec Province, 8.74%, due
                7/21/97......................        673,232
     300,000  Sara Lee Corporation, 5.05%,
                due 2/18/97..................        299,131
   1,897,000  Sears Roebuck and Company,
                9.00%, due 9/15/96...........      1,898,891
                         SECURITY
FACE AMOUNT             DESCRIPTION                VALUE
------------  -------------------------------  -------------
FIXED RATE NOTES--CORPORATE, CONTINUED:
$     75,000  Security Pacific Corporation,
                7.75%, due 12/1/96...........  $      75,310
      50,000  Southern California Edison
                Company, 5.90%, due
                1/15/97......................         50,042
     100,000  Tambrands Inc., 4.65%, due
                1/21/97......................         99,479
     325,000  Texaco Capital, 9.00%, due
                11/15/96.....................        326,969
     200,000  Travelers Group, Inc., 8.375%,
                due 12/15/96.................        201,424
     175,000  Travelers Group, Inc., 7.625%,
                due 1/15/97..................        175,983
   2,160,000  U.S. West Capital Funding,
                8.00%, due 10/15/96..........      2,165,190
     135,000  Union Electric Company, 5.50%,
                due 3/1/97...................        134,794
     365,000  Virginia Electric & Power
                Company, 7.25%, due 3/1/97...        367,665
     250,000  Wachovia Bank, 4.875%, due
                2/18/97......................        248,760
     471,000  Wells Fargo & Company, 8.20%,
                due 11/1/96..................        472,623
     445,000  World Book Financial, 8.125%,
                due 9/1/96...................        445,000
                                               -------------
Total Fixed Rate Notes--Corporate............     44,968,019
                                               -------------
REPURCHASE AGREEMENTS (16.4%):
  12,472,423  The First Boston Corporation,
                5.30%, due 9/3/96, to be
                repurchased at 12,479,768
                (collateralized by
                $16,050,000 Federal National
                Mortgage Association, pool
                #339017, 6.092%, due
                12/1/35).....................     12,472,423
                                               -------------
Total Repurchase Agreements..................     12,472,423
                                               -------------
Total Investments (100.0%)...................  $  75,934,653
                                               -------------
                                               -------------

See notes to financial statements.     18              TRANS ADVISER FUNDS, INC.

STATEMENTS OF ASSETS AND LIABILITIES
AUGUST 31, 1996
--------------------------------------------------------------------------------

                                                                                INTERMEDIATE
                                                                 AGGRESSIVE         BOND          KENTUCKY     MONEY MARKET
                                            GROWTH/VALUE FUND   GROWTH FUND         FUND        TAX-FREE FUND      FUND
                                            -----------------  --------------  ---------------  -------------  -------------
ASSETS:
  Investments, at value...................   $    15,024,572    $  6,527,398    $  13,695,005   $  15,608,129  $  75,934,653
  Cash....................................         --                --              --                 1,798       --
  Interest, dividends and other
    receivables...........................            16,151           1,422          185,929         261,250      1,173,021
  Receivable for fund shares issued.......            70,576          12,716           23,439          45,402       --
  Organization costs, net of
    amortization..........................            25,935          25,935           25,935          25,935         25,935
                                            -----------------  --------------  ---------------  -------------  -------------
Total assets..............................        15,137,234       6,567,471       13,930,308      15,942,514     77,133,609
                                            -----------------  --------------  ---------------  -------------  -------------
LIABILITIES:
  Payable for securities purchased........         --                --               487,264        --              401,228
  Payable for fund shares redeemed........             1,515           1,165            7,000        --             --
  Administration fee payable..............             2,083           2,083            2,083        --                9,429
  Accrued expenses and other payables.....            25,971          14,309            7,064          23,251         49,226
  Dividends payable.......................         --                --                70,005          78,774        310,879
                                            -----------------  --------------  ---------------  -------------  -------------
Total liabilities.........................            29,569          17,557          573,416         102,025        770,762
                                            -----------------  --------------  ---------------  -------------  -------------
NET ASSETS................................   $    15,107,665    $  6,549,914    $  13,356,892   $  15,840,489  $  76,362,847
                                            -----------------  --------------  ---------------  -------------  -------------
                                            -----------------  --------------  ---------------  -------------  -------------
COMPONENTS OF NET ASSETS:
  Capital paid in.........................   $    14,820,155    $  6,473,696    $  13,705,116   $  16,217,070  $  76,360,353
  Undistributed net investment income
    (distributions in excess).............         --                --              --              (114,051)      --
  Unrealized appreciation (depreciation)..           243,081          60,569         (332,831)       (259,742)      --
  Accumulated net realized gain (loss)....            44,429          15,649          (15,393)         (2,788)         2,494
                                            -----------------  --------------  ---------------  -------------  -------------
NET ASSETS................................   $    15,107,665    $  6,549,914    $  13,356,892   $  15,840,489  $  76,362,847
                                            -----------------  --------------  ---------------  -------------  -------------
                                            -----------------  --------------  ---------------  -------------  -------------
SHARES OUTSTANDING........................         1,350,818         598,307        1,370,318       1,574,612     76,360,353
NET ASSET VALUE PER SHARE.................   $         11.18    $      10.95    $        9.75   $       10.06  $        1.00
OFFERING PRICE PER SHARE EXCEPT MONEY
  MARKET FUND (NAV  DIVIDED BY (1 -
  4.50%)).................................   $         11.71    $      11.47    $       10.21   $       10.53  $        1.00
INVESTMENTS AT COST.......................   $    14,781,491    $  6,466,829    $  14,027,836   $  15,867,871  $  75,934,653

See notes to financial statements.     19              TRANS ADVISER FUNDS, INC.

STATEMENTS OF OPERATIONS
PERIOD ENDED AUGUST 31, 1996 (1)
--------------------------------------------------------------------------------

                                                                   AGGRESSIVE     INTERMEDIATE     KENTUCKY       MONEY
                                                GROWTH/VALUE         GROWTH           BOND         TAX-FREE       MARKET
                                                    FUND              FUND            FUND           FUND          FUND
                                              -----------------  --------------  ---------------  -----------  ------------
INVESTMENT INCOME:
  Interest income...........................     $    30,853      $     13,762     $   667,383     $ 843,000   $  2,798,408
  Dividend income...........................          78,497             7,604         --             --            --
                                              -----------------  --------------  ---------------  -----------  ------------
Total income................................         109,350            21,366         667,383       843,000      2,798,408
                                              -----------------  --------------  ---------------  -----------  ------------
EXPENSES:
  Advisory..................................          81,961            31,177          38,478        63,051         99,711
  Management................................          22,916            22,917          22,917        23,644         74,783
  Transfer agency...........................          28,121            27,644          25,552        33,235         23,393
  Shareholder services......................          20,490             7,794          24,049        39,407        124,638
  Custody...................................           1,964               741           5,455         4,415         21,297
  Accounting................................          33,000            33,000          33,000        35,600         34,000
  Legal.....................................           6,682             4,238           8,200        12,962         29,232
  Registration..............................          10,402             6,732           8,984         7,892         35,373
  Audit.....................................          14,812            14,319          15,846        16,755         15,268
  Amortization of organization costs........           5,824             5,824           5,824         5,824          5,824
  Trustees..................................             716               196           1,251         1,532          5,351
  Other.....................................           5,453             2,874           6,345        15,916         24,224
                                              -----------------  --------------  ---------------  -----------  ------------
Total expenses..............................         232,341           157,456         195,901       260,233        493,094
  Expenses reimbursed and fees waived.......         (72,244)          (96,565)       (130,304)     (132,065)      (168,154)
                                              -----------------  --------------  ---------------  -----------  ------------
Net expenses................................         160,097            60,891          65,597       128,168        324,940
                                              -----------------  --------------  ---------------  -----------  ------------
  NET INVESTMENT INCOME (LOSS)..............         (50,747)          (39,525)        601,786       714,832      2,473,468
                                              -----------------  --------------  ---------------  -----------  ------------
NET REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENTS:
  Net realized gain (loss) on investments...          89,352            43,284         (15,393)       (2,788)         2,494
  Net change in unrealized appreciation
    (depreciation)..........................         243,081            60,569        (332,831)     (259,742)       --
                                              -----------------  --------------  ---------------  -----------  ------------
Net realized and unrealized gain (loss) from
  investments...............................         332,433           103,853        (348,224)     (262,530)         2,494
                                              -----------------  --------------  ---------------  -----------  ------------
INCREASE IN NET ASSETS FROM OPERATIONS......     $   281,686      $     64,328     $   253,562     $ 452,302   $  2,475,962
                                              -----------------  --------------  ---------------  -----------  ------------
                                              -----------------  --------------  ---------------  -----------  ------------

                                                                                                   Sept. 27,    Sept. 29,
                                               Sept. 29, 1995    Sept. 29, 1995   Oct. 3, 1995       1995          1995
(1) Date of commencement of operations

See notes to financial statements.     20              TRANS ADVISER FUNDS, INC.

STATEMENTS OF CHANGES IN NET ASSETS
PERIOD ENDED AUGUST 31, 1996 (1)
--------------------------------------------------------------------------------

                                                              AGGRESSIVE     INTERMEDIATE       KENTUCKY          MONEY
                                           GROWTH/VALUE         GROWTH           BOND           TAX-FREE         MARKET
                                               FUND              FUND            FUND             FUND            FUND
                                         -----------------  --------------  ---------------  --------------  ---------------
NET ASSETS--September 1, 1995..........         --                --              --               --              --
                                         -----------------  --------------  ---------------  --------------  ---------------
OPERATIONS:
  Net investment income (loss).........   $       (50,747)   $    (39,525)   $     601,786   $      714,832  $     2,473,468
  Net realized gain (loss) on
    investments........................            89,352          43,284          (15,393)          (2,788)           2,494
  Net change in unrealized appreciation
    (depreciation).....................           243,081          60,569         (332,831)        (259,742)       --
                                         -----------------  --------------  ---------------  --------------  ---------------
                                                  281,686          64,328          253,562          452,302        2,475,962
                                         -----------------  --------------  ---------------  --------------  ---------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
  Net investment income................         --                --              (601,786)        (828,883)      (2,473,468)
                                         -----------------  --------------  ---------------  --------------  ---------------
CAPITAL SHARE TRANSACTIONS:
  Sale of shares.......................        15,471,301       7,269,024       14,919,014       28,751,437      446,620,681
  Reinvested dividends.................         --                --                13,886          559,139           84,304
  Cost of shares repurchased...........          (645,322)       (783,438)      (1,227,784)     (13,093,506)    (370,344,632)
                                         -----------------  --------------  ---------------  --------------  ---------------
                                               14,825,979       6,485,586       13,705,116       16,217,070       76,360,353
                                         -----------------  --------------  ---------------  --------------  ---------------
NET ASSETS--August 31, 1996............   $    15,107,665    $  6,549,914    $  13,356,892   $   15,840,489  $    76,362,847
                                         -----------------  --------------  ---------------  --------------  ---------------
                                         -----------------  --------------  ---------------  --------------  ---------------

                                          Sept. 29, 1995    Sept. 29, 1995   Oct. 3, 1995    Sept. 27, 1995  Sept. 29, 1995
(1) Date of commencement of operations

See notes to financial statements.     21              TRANS ADVISER FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 1996
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION
Trans Adviser Funds, Inc. (the "Company") is an open-end management investment company incorporated under the laws of the State of Maryland. The Company currently consists of five operational non-diversified investment portfolios, the Growth/Value Fund, the Aggressive Growth Fund, the Intermediate Bond Fund, the Kentucky Tax-Free Fund, and the Money Market Fund (each a "Fund" and collectively the "Funds"). The Funds, except for Money Market Fund, are offered at Net Asset Value ("NAV") plus a sales charge, currently 4.50% of NAV. The Money Market Fund is offered at NAV. The Funds commenced investment operations on the following dates:

Growth/Value Fund         September 29, 1995
Aggressive Growth Fund    September 29, 1995
Intermediate Bond Fund    October 3, 1995
Kentucky Tax-Free Fund    September 27, 1995
Money Market Fund         September 29, 1995

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Funds' financial statements are prepared in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual results could differ from those estimates and are expected to be immaterial to the net assets of the Funds.

SECURITY VALUATION-All securities held by the Money Market Fund are valued utilizing the amortized cost method, which approximates market value, in accordance with Rule 2a-7 under the Investment Company Act of 1940. Securities, other than short-term, held by the other Funds (the "Bond and Equity Funds") for which market quotations are readily available are valued using the last reported sales price provided by independent pricing services. If no sales are reported, the mean of the last bid and ask price is used. In the absence of readily available market quotations, securities are valued at fair value as determined by the Board of Directors. Securities with a maturity of 60 days or less held by the Bond and Equity Funds are valued at amortized cost.

PREMIUM AMORTIZATION AND DISCOUNT ACCRETION-In all Funds other than the Kentucky Tax-Free Fund, if a fixed income investment is purchased at a premium, the premium is not amortized. The Kentucky Tax-Free Fund amortizes premium on fixed income investments to the maturity (or first call) date using the yield to maturity method. If a fixed income investment is purchased at a discount (other than original issue discount), the discount is not accreted. Original issue discount on fixed income investments is accreted daily using the yield to maturity method.

INTEREST AND DIVIDEND INCOME AND DISTRIBUTIONS TO SHAREHOLDERS-Interest income is accrued as earned. Dividends on securities held by the Funds are recorded on the ex-dividend date. Distributions of net investment income are declared daily and paid monthly for Money Market Fund, Kentucky Tax-Free Fund, and Intermediate Bond Fund, and declared and paid annually for Growth/Value Fund and Aggressive Growth Fund. Net capital gain, if any, is distributed at least annually.

Distributions from net investment income and realized capital gains are based on their tax basis. The significant difference between financial statement amounts available for distribution and distributions made in accordance with income tax regulations are primarily attributable to the deferral of post-October losses and wash sales.

ORGANIZATION COSTS-The costs incurred by the Funds in connection with their organization, in amounts of $31,759 for each Fund, have been capitalized and are being amortized using the straight-line method over a five year period beginning on the commencement of each Fund's investment operations. Certain of these costs were paid by Forum Financial Services, Inc. and have been reimbursed by the respective Funds. Organization expenses are being amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares are redeemed by any

                                       22              TRANS ADVISER FUNDS, INC.

AUGUST 31, 1996
--------------------------------------------------------------------------------

holder thereof during the five-year amortization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

FEDERAL INCOME TAX-Each Fund intends to qualify as a regulated investment company and distribute all of its taxable income. Therefore, no Federal income tax provision is required.

OTHER-Realized gains and losses on investments sold are recorded on the basis of identified cost. Security transactions are accounted for on a trade date basis.

NOTE 3. ADVISORY, SERVICING FEES AND OTHER TRANSACTIONS WITH AFFILIATES
The investment adviser of the Funds is Trans Financial Bank, N.A. (the "Adviser"). The Adviser receives an advisory fee from Growth/Value Fund and Aggressive Growth Fund at an annual rate of 1.00% of the respective Fund's average daily net assets. The Adviser receives an advisory fee from Intermediate Bond Fund and Kentucky Tax-Free Fund at an annual rate of 0.40% of the respective Fund's average daily net assets. The Adviser receives an advisory fee from Money Market Fund at an annual rate of 0.20% of the Fund's average daily net assets. Pursuant to an agreement between the Adviser and Mastrapasqua and Associates, Inc. ("M&A") (the "Sub-Adviser"), the Adviser may delegate certain of its advisory responsibilities to the Sub-Adviser. For its services, M&A is paid by the Adviser as follows: with respect to the Aggressive Growth and the Growth/Value Funds, the Adviser (not the Fund) pays to M&A an annual fee, calculated daily and paid monthly, of .50% on the first $100 million of such Funds' combined average daily net assets plus .25% of such Funds' combined average daily net assets in excess of $100 million for its services, and, with respect to each other Trans Adviser Fund, the Adviser (not the Fund) pays M&A an annual fee, calculated daily and paid monthly, of .03% of average daily net assets for its services.

The Adviser has agreed to reimburse each Fund for certain operating expenses (exclusive of interest, taxes, brokerage fees, fees and other expenses paid pursuant to any distribution plan and organization expenses, all to the extent permitted by applicable state law or regulation) which in any year exceed the limits prescribed by any state in which the Fund's shares are qualified for sale. Each Fund's annual expenses are estimated and accrued daily, and any related reimbursements are made monthly by the Adviser.

The administrator of the Company is Forum Financial Services, Inc. ("Forum"), a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. For its administrative services Forum receives a fee for each Fund equal to the greater of $25,000 per year or 0.15% of the annual average daily net assets of each Fund. Forum also acts as the Company's distributor pursuant to a separate Distribution Agreement with the Company. Forum receives no compensation under that agreement. In addition, certain legal expenses were charged to the Company by Forum amounting to $18,053.

Forum Financial Corp. ("FFC"), an affiliate of Forum, serves as the Company's transfer agent and dividend disbursing agent, and for those services receives an annual fee of $12,000 per year for each Fund, an annual shareholder account fee of $25 per shareholder, additional class charges, and out of pocket expenses billed at cost. The Company has adopted a shareholder service plan under which the Company pays Forum a shareholder servicing fee at an annual rate of 0.25% of the daily net assets of each Fund. Forum may pay any or all amounts of these payments to various institutions which provide shareholder servicing to their customers. FFC also serves as the Company's fund accountant and is compensated for those services at an amount of $36,000 per year per Fund plus certain amounts based upon the number and types of portfolio transactions within each Fund.

                                       23              TRANS ADVISER FUNDS, INC.

AUGUST 31, 1996
--------------------------------------------------------------------------------

For the period ended August 31, 1996, fees waived and expenses reimbursed were as follows:

                                                              EXPENSES     EXPENSES       EXPENSES
                                                             VOLUNTARILY  VOLUNTARILY   VOLUNTARILY
                                                              WAIVED BY    WAIVED BY   REIMBURSED BY
                                                                FORUM     THE ADVISER   THE ADVISER
                                                             -----------  -----------  --------------
Growth/Value Fund..........................................   $     543    $  34,323     $   37,378
Aggressive Growth Fund.....................................         288       31,178         65,099
Intermediate Bond Fund.....................................         178       38,478         91,648
Kentucky Tax-Free Fund.....................................      11,185       63,051         57,829
Money Market Fund..........................................       2,071       93,026         73,057

NOTE 4. SECURITIES TRANSACTIONS
Cost of purchases and proceeds from sales (including maturities) of securities (excluding short-term investments) during the period ended August 31, 1996 were as follows:

                                                            COST OF PURCHASES    PROCEEDS FROM SALES
                                                            ------------------  ---------------------
Growth/Value Fund.........................................    $   15,678,024        $   1,713,849
Aggressive Growth Fund....................................         6,815,109              465,088
Intermediate Bond Fund....................................        12,911,112              965,841
Kentucky Tax-Free Fund....................................        38,298,203           23,002,307

The cost of investments for federal income tax purposes is the same as for financial reporting purposes. Unrealized appreciation and depreciation as of August 31, 1996 were as follows:

                                                     UNREALIZED APPRECIATION  UNREALIZED DEPRECIATION
                                                     -----------------------  -----------------------
Growth/Value Fund..................................       $   1,166,837             $   923,756
Aggressive Growth Fund.............................             661,156                 600,587
Intermediate Bond Fund.............................              13,166                 345,997
Kentucky Tax-Free Fund.............................              25,840                 285,582

NOTE 5. CAPITAL SHARE TRANSACTIONS
Transactions of Fund shares for the period ended August 31, 1996 are summarized in the following table:

                         GROWTH/VALUE    AGGRESSIVE    INTERMEDIATE  KENTUCKY TAX-    MONEY MARKET
                             FUND        GROWTH FUND    BOND FUND      FREE FUND          FUND
                         -------------  -------------  ------------  --------------  --------------
Sale of Shares.........     1,408,416       668,440      1,491,710       2,814,888     446,620,681
Shares Issued on
 Reinvested
 Dividends.............            --            --          1,404          57,538          84,304
Shares Repurchased.....        57,598        70,133        122,796       1,297,814     370,344,632
                         -------------  -------------  ------------  --------------  --------------
Net Increase...........     1,350,818       598,307      1,370,318       1,574,612      76,360,353
                         -------------  -------------  ------------  --------------  --------------
                         -------------  -------------  ------------  --------------  --------------

NOTE 6. CONCENTRATION OF CREDIT RISK
The Kentucky Tax-Free Fund invests substantially all of its assets in debt obligations of issuers located in the state of Kentucky. The issuers' abilities to meet their obligations may be affected by Kentucky economic or political developments.

                                       24              TRANS ADVISER FUNDS, INC.

FINANCIAL HIGHLIGHTS
PERIOD ENDED AUGUST 31, 1996 (a)
--------------------------------------------------------------------------------

SELECTED PER SHARE DATA AND                          AGGRESSIVE       INTERMEDIATE      KENTUCKY       MONEY
RATIOS FOR A SHARE OUTSTANDING    GROWTH/VALUE         GROWTH             BOND          TAX-FREE      MARKET
THROUGHOUT THE PERIOD                 FUND              FUND              FUND            FUND         FUND
                                -----------------  ---------------  ----------------  ------------  -----------
Beginning Net Asset Value Per
  Share.......................      $   10.00         $   10.00         $   10.00       $   10.00    $    1.00
                                      -------           -------           -------     ------------  -----------
Net Investment Income
  (Loss)(c)...................          (0.06)            (0.11)             0.57            0.51         0.05
Net Realized and Unrealized
  Gain/(Loss) on
  Investments.................           1.24              1.06             (0.25)           0.06           --
Distributions from Net
  Investment Income...........             --                --             (0.57)          (0.51)       (0.05)
                                      -------           -------           -------     ------------  -----------
Ending Net Asset Value Per
  Share.......................      $   11.18         $   10.95         $    9.75       $   10.06    $    1.00
                                      -------           -------           -------     ------------  -----------
                                      -------           -------           -------     ------------  -----------
Ratios to Average Net Assets:
  Expenses(b)(e)..............           1.95%             1.95%             0.68%           0.82%        0.65%
  Net Investment Income
    (Loss)(e).................          (0.62)%           (1.26)%            6.31%           5.30%        4.94%
Total Return (f)..............          11.80%             9.50%             3.23%           5.80%        4.70%
Portfolio Turnover Rate.......          21.12%            15.70%            12.38%         145.12%         N/A
Average Commission Rate.......           0.07(d)           0.08(d)            N/A             N/A          N/A
Net Assets at End of Period
  (000's omitted).............        $15,108            $6,550           $13,357         $15,840      $76,363

(a) Date of commencement of          Sept. 29, 1995     Sept. 29, 1995        Oct. 3, 1995     Sept. 27, 1995     Sept. 29, 1995
operations

(b) During the period, various fees and expenses were waived and reimbursed. Had such waiver and reimbursement not occurred, the ratio of expenses to average net assets would have been:

                                          2.83     %         5.05   %           2.04    %         1.65 %        0.99 %

(c) Calculated using weighted average shares outstanding for the period.

(d) Amount represents the average commission per share paid to brokers on the purchase or sale of equity securities.

(e)  Annualized.

(f)  Excludes applicable sales charge.
--------------------------------------------------------------------------------
Federal Tax Status of Dividends Declared (unaudited)

None of the Funds paid long-term capital gain dividends during the period. All dividends declared by the Funds were distributions of ordinary income. None of these dividends qualify for the corporate dividend received deduction from Federal income tax. The amount of the dividends per share declared by the Kentucky Tax-Free Fund that is exempt from Federal taxes follows.

Sep-95  $0.0086
Oct-95  0.0430
Nov-95  0.0344
Dec-95  0.0430
Jan-96  0.0430
Feb-96  0.0344
Mar-96  0.0430
Apr-96  0.0344
May-96  0.0430
Jun-96  0.0344
Jul-96  0.0344
Aug-96  0.0430
        ------
        $0.4386
        ------
        ------

See notes to financial statements.     25              TRANS ADVISER FUNDS, INC.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Trans Adviser Funds, Inc.

We have audited the accompanying statements of assets and liabilities of Growth/Value Fund, Aggressive Growth Fund, Intermediate Bond Fund, Kentucky Tax-Free Fund, and Money Market Fund, portfolios of Trans Adviser Funds, Inc. (the Funds), including the schedules of investments, as of August 31, 1996, and the related statements of operations, statements of changes in net assets and financial highlights for the periods presented on pages 20, 21 and 25, respectively. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Growth/Value Fund, Aggressive Growth Fund, Intermediate Bond Fund, Kentucky Tax-Free Fund, and Money Market Fund, as of August 31, 1996, and the results of their operations, the changes in their net assets and financial highlights for the periods presented on pages 20, 21 and 25, respectively, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
October 18, 1996

TRANS ADVISER FUNDS
P.O. Box 90001
Bowling Green, KY 42102-9001

ADVISER
Trans Financial Bank
P.O. Box 90001
Bowling Green, KY 42102-9001

SUB-ADVISER
Mastrapasqua & Associates, Inc.
1801 West End Avenue
Nashville, TN 37203

ADMINISTRATOR/DISTRIBUTOR
Forum Financial Services, Inc.
Two Portland Square
Portland, ME 04101

TRANSFER AGENT
Forum Financial Corp.
Two Portland Square
Portland, ME 04101

                               Table of Contents

                                                 Page
A Message to Our Shareholders...............           1
Investment Adviser's Report and Performance
 Data
  Growth/Value Fund.........................           2
  Aggressive Growth Fund....................           3
  Intermediate Bond Fund....................           4
  Kentucky Tax-Free Fund....................           5
Schedule of Investments:
  Growth/Value Fund.........................           6
  Aggressive Growth Fund....................           8
  Intermediate Bond Fund....................          10
  Kentucky Tax-Free Fund....................          12
  Money Market Fund.........................          16
Statements of Assets and Liabilities........          19
Statements of Operations....................          20
Statements of Changes in Net Assets.........          21
Notes to Financial Statements...............          22
Financial Highlights........................          25
Independent Auditors' Report................          26

THIS REPORT IS AUTHORIZED FOR DISTRIBUTION ONLY TO SHAREHOLDERS AND TO OTHERS WHO HAVE RECEIVED A COPY OF THE TRANS ADVISER FUNDS, INC. PROSPECTUS.

                                     [LOGO]

                               GROWTH/VALUE FUND
                             AGGRESSIVE GROWTH FUND
                             INTERMEDIATE BOND FUND
                             KENTUCKY TAX-FREE FUND
                               MONEY MARKET FUND

                                 ANNUAL REPORT
                                AUGUST 31, 1996

                                NOT FDIC INSURED